Exhibit 99.21

IRREVOCABLE PROXY AND AGREEMENT
This Irrevocable Proxy and Agreement (this “Proxy and Agreement”), granted and entered into as of March 20, 2023, by each of the Persons set forth on Schedule A (each, a “Stockholder” and, collectively, the “Stockholders”) to and with each of the committee members (each a “Proxy Holder”), each a director of U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Company”), and a member of the Special Committee of the Board of Directors (the “Special Committee”) of the Company, and the Company. Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Proxy and Agreement, (i) the Company, (ii) Knight-Swift Transportation Holdings Inc., a Delaware corporation (“Acquiror”) and (iii) Liberty Merger Sub Inc., a Nevada corporation and indirect wholly owned subsidiary of Acquiror (“Merger Sub”), are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Acquiror;
WHEREAS, as of the date hereof, each Stockholder is the record owner of the number of shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Company Class A Common Stock”) and the number of shares of Class B Common Stock, par value $0.01 per share, of the Company (the “Company Class B Common Stock”) (the Company Class A Common Stock and Company Class B Common Stock, collectively, the “Company Common Stock”) set forth opposite such Stockholder’s name on Schedule A hereto under the heading “Owned Shares” (the “Owned Shares”). The total set forth opposite each Stockholder’s name being all of the shares of Company Common Stock owned of record by such Stockholder, and the aggregate of the shares set forth in Schedule A being all of the shares of Company Common Stock for which the any Stockholder is a “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act); and
WHEREAS, as a condition to the willingness of the Company and Acquiror to enter into the Merger Agreement and as an inducement and in consideration therefor, the Special Committee has requested that each Stockholder agree, and each Stockholder has agreed, to grant the irrevocable proxy set forth herein and to agree to the other matters set forth in this Proxy and Agreement.
NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, each of the Stockholders hereby grants the irrevocable proxy set forth below and the Stockholders, the Proxy Holders and the Company otherwise agrees as follows:
1.    Irrevocable Proxy.   Each Stockholder hereby irrevocably appoints the Proxy Holders, or any of them, with full power of substitution and resubstitution and power to act alone, as such Stockholder’s proxy and attorney-in-fact, to vote all of the Owned Shares of such Stockholder and any additional shares of Company Common Stock acquired by such Stockholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (collectively, and together with such Stockholder’s Owned Shares, such Stockholder’s “Covered Shares”) at the Company Stockholder Meeting and at every other meeting of Company Stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, and to execute consents with respect all of such Stockholder’s Covered Shares as follows: (a) in favor of (i) the approval of the Charter Amendment, (ii) the adoption of the Merger Agreement and the approval of the Merger, (iii) the approval of any advisory proposal with respect to “golden parachute compensation,” (iv) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company proposes or requests such postponement or adjournment, and (v) the approval of any other proposal to be voted upon or consented to by the Company Stockholders at any Company Stockholder Meeting or other meeting of stockholders or in respect of any proposed action by written consent, the approval of which is necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, but only to the extent that such Covered Shares are entitled to be voted on or consent to such proposal, and (b) against (i) any proposal, action, or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any proposal to amend the Charter or Bylaws of the Company, other than the Charter Amendment, (iii) any Acquisition Proposal, (iv) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (v) any other proposal, action or agreement that would reasonably be expected to prevent or materially impede or materially delay the approval of the Charter Amendment or the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, (clauses (a) and (b) collectively, the “Supported Matters”); provided that, such Stockholder shall retain at all times the right to vote such Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in such Stockholder’s sole discretion on matters other than Supported Matters.

Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1 is given in connection with the Company’s execution of the Merger Agreement, and further affirms that the irrevocable proxy is coupled with an interest, is intended to be irrevocable in accordance with the provisions of Section 78.355 of the NRS, and may under no circumstances be revoked. The irrevocable proxy granted by each Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy or incapacity of such Stockholder. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by any Stockholder, upon any termination of this Proxy and Agreement pursuant to Section 2.
No Stockholder shall take any action that would reasonably be expected to prevent or materially impair or materially delay the consummation of the transactions contemplated by this Proxy and Agreement, and from and after the date hereof until the Termination Date, no Stockholder shall, without the prior written consent of the Company and the Acquiror, take any action that would reasonably be expected to result in the conversion of any Covered Shares of such Stockholder that, as of the date hereof are shares of Company Class B Common Stock, into shares of Company Class A Common Stock.
Each of the Proxy Holders agrees that he or she shall vote or consent in respect of, or cause to be voted or consents to be in executed in respect of, all of the Covered Shares of each of the Stockholders at the Company Stockholder Meeting and at every other meeting of Company Stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, and to execute consents with respect all of such Stockholder’s Covered Shares, in favor of the Supported Matters set forth in clause (a) of the first paragraph of this Section 1 and against the Supported Matters set forth in clause (b) of the first paragraph of this Section 1.  The Company shall ensure that the Proxy Holders comply with the foregoing sentence. Without limiting the obligations of each Proxy Holder hereunder, the parties acknowledge and agree that obligations of the Proxy Holders hereunder shall be exercised by the consent of a majority of all Proxy Holders.
2.    Termination. This Proxy and Agreement shall be revoked and terminated automatically and without further action upon the earliest to occur (such date, the “Termination Date”) of: (i) the valid termination of the Merger Agreement in accordance with its terms or (ii) the Effective Time; provided that the provisions set forth in Sections 9 through 24 shall survive the revocation and termination of this Proxy and Agreement; and provided further that, the revocation and termination of this Proxy and Agreement shall not prevent any party hereto or the Acquiror from seeking any remedies (at law or in equity) against any party hereto for that party’s Willful Breach of this Proxy and Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful Breach” means a breach of any covenant or agreement in this of this Proxy and Agreement that is a consequence of an act or failure to act undertaken or omitted to be taken by or on behalf of the breaching party with the actual knowledge that the taking of such act or failure to take such act would cause or constitute a breach of the relevant covenant or agreement in this Proxy and Agreement.
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3.    Certain Covenants of the Stockholders.
3.1    Transfers. Beginning on the date hereof until the Termination Date, each Stockholder hereby covenants and agrees that, except as expressly permitted by this Proxy and Agreement, (a) such Stockholder shall not, directly or indirectly (i) tender any Covered Shares into any tender or exchange offer, (ii) offer, sell, transfer, assign, exchange, pledge, hypothecate, encumber or otherwise dispose of (collectively, “Transfer”) or enter into any contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), except pursuant to the Rollover Agreement (to the extent applicable to such Stockholder) or as a Permitted Transfer, (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Proxy and Agreement, or (iv) commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, but subject to the terms of the Rollover Agreement (to the extent applicable to such Stockholder), this Proxy and Agreement shall not restrict Transfers by a Stockholder of any or all of its Covered Shares to any of its Affiliates provided, that prior to and as a condition to the effectiveness of such Transfer, such Affiliate shall have executed and delivered to the Company a counterpart of this Proxy and Agreement pursuant to which such Affiliate shall be bound by all of the terms and provisions of this Proxy and Agreement. Any Transfer in violation of this Section 3.1 shall be void ab initio. “Permitted Transfer” (A) a pledge, hypothecation, or collateral assignment of, or grant of a security interest in, Covered Shares or any interest or rights therein as security or collateral for a bona fide loan or other obligation (collectively, a “Pledge”), or (B) after notice to the Acquiror, the transfer or conversion of ownership of Covered Shares or any interests or rights therein to a lender or other beneficiary of the Pledge pursuant to a foreclosure thereof following a default under the loan or other obligation secured by the Pledge.

3.2    Documentation and Information. Each Stockholder shall permit and hereby consents to and authorizes the Company and Acquiror to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company or Acquiror reasonably determines to be necessary in connection with the Merger Agreement and any of the transactions contemplated by the Merger Agreement, including a copy of this Proxy and Agreement, the identity of each Stockholder and their respective ownership of Covered Shares and the nature of the Stockholders’ commitments and obligations under this Proxy and Agreement.
3.3    No Solicitation.
(a)     Each Stockholder hereby covenants and agrees that, from and after the date hereof until the Termination Date, except as expressly contemplated by this Proxy and Agreement, such Stockholder shall not, and shall cause its Representatives not to, directly or indirectly: (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any offer, inquiry, indication of interest or proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person or Group (other than Acquiror, its Subsidiaries or any of their respective Representatives in their capacity as such) any non-public information relating to such Stockholder, its Covered Shares or the Company or any of its Subsidiaries or afford to any Person or Group (other than Acquiror, its Subsidiaries or any of their respective Representatives in their capacity as such) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or the making of any offer, inquiry, indication of interest or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from Persons relating to any offer, indication of interest or proposal relating to an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 3.3); (iv) approve, endorse or recommend any offer, inquiry, indication of interest or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract (whether written, oral, binding or non-binding) relating to an Acquisition Proposal or Acquisition Transaction; or (vi) authorize or commit to do any of the foregoing; provided, that, notwithstanding anything to the contrary in the foregoing, nothing shall prohibit any Stockholder or its Representatives from taking any action which the Company is permitted to take in compliance with Section 5.4 of the Merger Agreement, including, from the date of the Merger Agreement until the Company’s receipt of Requisite Stockholder Approval and following the execution and delivery of an Acceptable Confidentiality Agreement, (x) participating or engaging in discussions or negotiations with; or (y) (1) furnishing any non-public information relating to the Company or any of its Subsidiaries to, or (2) affording access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries to, in each case, any Person or Group or their respective Representatives that has made, renewed or delivered to the Company a bona fide written Acquisition Proposal after the date of the Merger Agreement that did not result from a material breach of Section 5.4(a) of the Merger Agreement, in each case, if the Company and the Company Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that an Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal. Each Stockholder hereby represents and warrants that such Stockholder has read Section 5.4 of the Merger Agreement and agrees not to facilitate or participate in any actions prohibited thereby.
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(b)     Each Stockholder will promptly (and, in any event, within 36 hours from the receipt thereof) notify the Company and Acquiror in writing if an Acquisition Proposal is received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, such Stockholder or any of its Representatives with respect to an Acquisition Proposal or potential Acquisition Proposal. Such notice must include (A) the identity of the Person or Group making such Acquisition Proposal, request or seeking of discussions or negotiations; and (B) a summary of the material terms, conditions or other aspects of such Acquisition Proposal, request or seeking of discussions or negotiations and, if in writing, a copy thereof and all written materials received in connection therewith. Thereafter, each Stockholder must keep the Company and Acquiror reasonably informed, on a prompt basis (and in any event within 24 hours), of the status and terms of, any developments regarding, any such Acquisition Proposal (including any amendments thereto) and the status of any such discussions or negotiations, including by providing copies of all written materials sent to or from such Stockholder or any of its Representatives relating to such Acquisition Proposal.  The parties acknowledge that notice provided by each Stockholder to the Special Committee satisfies that Stockholder’s obligation to provide notice to the Company under this subsection.
4.    Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants as follows:
4.1    Due Authority. Such Stockholder, if not a natural person, is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Such Stockholder has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to grant the irrevocable proxy, and execute, deliver, comply with and perform its obligations, under this Proxy and Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of such Stockholder is necessary to authorize the grant of the irrevocable proxy, and the execution and delivery of, compliance with and performance, by such Stockholder under and of this Proxy and Agreement. This Proxy and Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Proxy and Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.
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4.2    No Conflict. The grant of the irrevocable proxy, and the execution and delivery of, compliance with and performance, by such Stockholder under and of this Proxy and Agreement do not and will not (i) if not a natural person, conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of such Stockholder, (ii) conflict with or result in a violation or breach of any applicable law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which such Stockholder is entitled, under any Contract binding upon such Stockholder, or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of such Stockholder, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, consent, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the approval and filing of the Charter Amendment, the consummation of the Merger and the other transactions contemplated by the Merger Agreement or the grant of the irrevocable proxy by such Stockholder, or performance by such Stockholder of its obligations, under this Proxy and Agreement.
4.3    Consents. To the Stockholder’s knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to such Stockholder in connection with the grant of the irrevocable proxy by such Stockholder or the execution and delivery of this Proxy and Agreement or. except as disclosed on Schedule B, the consummation by such Stockholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, impair or delay the approval and filing of the Charter Amendment, the consummation of the Merger and the other transactions contemplated by the Merger Agreement or the grant of the irrevocable proxy by such Stockholder, or performance by such Stockholder of its obligations, under this Proxy and Agreement.
4.4    Ownership of the Owned Shares. Each Stockholder is the record owner of the shares of Company Common Stock (broken out by class) set forth opposite its name on Schedule A, representing all beneficially owned shares of Company Stock held by the Stockholders, all of which are free and clear of any liens, other than as set forth on Schedule B or in the Schedule 13D filed by Max L. Fuller and the other filers with the SEC on July 26, 2018 (as amended through the date hereof, the “Schedule 13D”) and those arising under applicable securities laws or created by (a) this Proxy and Agreement, (b) the Voting Agreement, dated June 13, 2018, by and among the Company Stockholders party thereto (the “Voting Agreement”), (c) the Registration Rights Agreement, dated June 13, 2018, by and among the Company and the Company Stockholders party thereto (the “Registration Rights Agreement”), and (d) the Stockholders’ Agreement, dated June 13, 2018, by and among the Company and the Company Stockholders party thereto, as amended by the Amendment to Stockholders’ Agreement, dated May 24, 2019, as further amended by the Second Amendment to Stockholders’ Agreement, dated March 20, 2023 (collectively, the “Stockholders’ Agreement”). Except as set forth in the Schedule 13D, no Stockholder owns, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case, other than the Owned Shares or as set forth on Schedule A. Such Stockholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Proxy and Agreement, the Voting Agreement, the Registration Rights Agreement, the Stockholders’ Agreement, as set forth on Schedule B and in the Schedule 13D. As of the date hereof, other than as set forth on Schedule B and in the Schedule 13D, such Stockholder has not entered into any agreement to transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by such Stockholder.
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4.5    Absence of Litigation. There is no legal action pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to prevent, or materially impair the grant of the irrevocable proxy by such Stockholder, or the ability of such Stockholder to perform its obligations, under this Proxy and Agreement.
5.    Representations and Warranties of the Company. The Company hereby represents and warrants as follows:
5.1    Due Authority. The Company is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. The Company has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver and perform its obligations under this Proxy and Agreement in accordance with the terms hereof and no other corporate action by the Company or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Proxy and Agreement. This Proxy and Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Proxy and Agreement by all of the other parties hereto, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.
5.2    No Conflict. The execution, delivery and performance by the Company of this Proxy and Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, consent, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by the Company of its obligations under this Proxy and Agreement.
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6.    Non-Survival of Representations, Warranties and Covenants. Other than the covenants and agreements in Section 16 and Section 17, which shall survive, the representations, warranties and covenants contained herein shall not survive the Effective Time.
7.    Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock”, “Covered Shares”, and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
8.    Further Assurances. The Stockholders shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Proxy Holders, the Company or the Acquiror may reasonably request to the extent necessary to effect the grant of the irrevocable proxy and the transactions contemplated by this Proxy and Agreement.
9.    Notices. All notices and other communications under this Proxy and Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand or by fax; or (iv) on the date sent by email. In each case, the intended recipient is set forth below:
if to the Proxy Holders or the Company to:
U.S. Xpress Enterprises, Inc.
4080 Jenkins Road
Chattanooga, TN 37421
Attention:	Nathan Harwell, EVP, Chief Legal Officer and Corporate Secretary
Email:

with a copy (which will not constitute notice) to:
King & Spalding LLP
1180 Peachtree Street, NE
Suite 1600
Atlanta, GA 30309
Attention:	Erik Belenky; Keith Townsend
Email:

And with a copy to Acquiror:
Knight-Swift Transportation Holdings Inc.
2002 West Wahalla Lane
Phoenix, Arizona 85027
Attention:	Todd F. Carlson, General Counsel and Secretary
Email:

if to the Stockholders, to the address, email or fax set forth on Schedule A for each Stockholder, with a copy (which will not constitute notice) to:

Holland & Hart LLP
9555 Hillwood Drive, 2nd Floor
Las Vegas, NV 89134
Attention:	Gian Brown
Email:

And with a copy to Acquiror:
Knight-Swift Transportation Holdings Inc.
2002 West Wahalla Lane
Phoenix, Arizona 85027
Attention:	Todd F. Carlson, General Counsel and Secretary
Email:

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10.    Interpretation. Where a reference in this Proxy and Agreement is made to a section or exhibit, such reference shall be to a section of or exhibit to this Proxy and Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Proxy and Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Proxy and Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Proxy and Agreement shall refer to this Proxy and Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a “law” shall include any rules and regulations promulgated thereunder, and any reference to “any law” in this Proxy and Agreement shall mean such law as from time to time amended, modified or supplemented. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee).
11.    Entire Agreement. This Proxy and Agreement (along with the documents referenced herein) and the Merger Agreement collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.
12.    No Third-Party Beneficiaries. This Proxy and Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Proxy and Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Proxy and Agreement; provided, however, that Acquiror is an express third party beneficiary of this Proxy and Agreement and shall be entitled to enforce this Proxy and Agreement against the parties hereto.
13.    Governing Law; Waiver of Jury Trial. This Proxy and Agreement is governed by and construed in accordance with the laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Nevada. Each of the parties (i) hereby irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of or relating to this Proxy and Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 9 or in such other manner as may be permitted by applicable law, but nothing in this Section 13 will affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of or relates to this Proxy and Agreement; (iii) irrevocably and unconditionally agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising out of or relating to this Proxy and Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding arising out of or relating to this Proxy and Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS PROXY AND AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PROXY AND AGREEMENT, AND THE IRREOVABLE PROXY UNDER, AND THE TRANSACTIONS CONTEMPLATED BY, THIS PROXY AND AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO GRANT OR ENTER INTO THIS PROXY AND AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.
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14.    Assignment; Successors. Other than as provided herein, neither this Proxy and Agreement nor any of the rights, interests or obligations under this Proxy and Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto and the Acquiror, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Proxy and Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
15.    Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Proxy and Agreement (including any party hereto failing to take such actions that are required of it hereunder in order to consummate this Proxy and Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto and the Acquiror will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Proxy and Agreement or to enforce specifically the terms and provisions hereof, (b) the parties hereto will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the Company or the Stockholders would have entered into this Proxy and Agreement, and none of the Company, Acquiror or Merger Sub would not have entered into the Merger Agreement.
16.    Waiver of Appraisal and Dissenters’ Rights and Certain Other Actions. Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent in connection with the Merger that such Stockholder may have by virtue of ownership of shares of Company Common Stock. In addition, each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Legal Proceeding, derivative or otherwise, against Acquiror, the Company, or any of their respective Subsidiaries or successors: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Proxy and Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Effective Time); or (b) alleging a breach of any duty of the Company Board (or any committee thereof), Company Stockholder or Acquiror in connection with the Merger Agreement, this Proxy and Agreement, or the irrevocable proxy hereunder or transactions contemplated thereby or hereby.
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17.    Termination of Related Party Agreements. Each Stockholder (to the extent applicable to such Stockholder) acknowledges and agrees that each of (i) the Voting Agreement, (ii) the Registration Rights Agreement and (iii) the Stockholders’ Agreement will be automatically terminated, without any further rights, privileges, liabilities or obligations of any kind or nature whatsoever applicable to any of the parties thereto (or, for those Contracts that cannot be terminated, acknowledges and agrees to waive all rights, privileges, liabilities or obligations of any kind or nature whatsoever applicable to any of the parties thereto that are a party to this Proxy and Agreement), effective as of, and conditioned upon the occurrence of the Effective Time.
18.    Severability. In the event that any provision of this Proxy and Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Proxy and Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Proxy and Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
19.    Counterparts. This Proxy and Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.
20.    Amendment; Waiver. This Proxy and Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto and the Acquiror, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance and the Acquiror. No failure or delay on the part of a party or Acquiror in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.
21.    No Presumption Against Drafting Party. The Company and the Stockholders acknowledge that each party to this Proxy and Agreement has been represented by counsel in connection with this Proxy and Agreement and the transactions contemplated by this Proxy and Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Proxy and Agreement against the drafting party has no application and is expressly waived.
22.    No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Proxy and Agreement, this Proxy and Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Special Committee has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Charter or the Bylaws, the Merger Agreement, this Proxy and Agreement and the irrevocable proxy and the transactions contemplated by the Merger Agreement and this Proxy and Agreement, including the Merger; (b) the Merger Agreement is executed by all parties thereto; and (c) this Proxy and Agreement is executed by all parties hereto.
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23.    No Ownership Interest. Nothing contained in this Proxy and Agreement shall be deemed to vest in the Proxy Holders, the Company or the Acquiror any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and the Proxy Holders, the Company or the Acquiror shall have no authority to direct the voting or disposition of any of the Covered Shares, except as otherwise provided herein.
24.    Action in Stockholder Capacity Only. The parties acknowledge that this Proxy and Agreement is granted and entered into by each Stockholder solely in its capacity as a direct or indirect owner of the Covered Shares, and each provision of this Agreement shall apply to each Stockholder solely in such Stockholder’s capacity as a holder of Covered Shares and not in such Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or as a trustee or fiduciary of any employee benefit plan or employee benefit plan trust. For the avoidance of doubt, this Agreement shall not apply to any partner, officer, employee or Affiliate of such Stockholder in its capacity as a director, officer or employee of the Company or any of its Subsidiaries or as a trustee or fiduciary of any employee benefit plan or employee benefit plan trust.  Nothing in this Proxy and Agreement shall (or shall require any Stockholder or any partner, officer, employee or Affiliate of Stockholder to attempt to) in any way restrict or limit the ability of such Stockholder or any Affiliate or employee of such Stockholder who is a director or officer of the Company from taking any action or refraining from taking any action in his or her capacity as a director or officer of the Company or its Subsidiaries or in his or her capacity as trustee or fiduciary of any employee benefit plan or employee benefit plan trust, including the exercise of fiduciary duties to the Company, the Company Stockholders or the Company’s Subsidiaries or their respective equityholders.  Nothing herein shall be construed to create any obligation on the part of any director and/or officer of the Company or any of its Subsidiaries or any trustee or fiduciary of any employee benefit plan or employee benefit plan trust, to take or refrain from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary, and any such action taken in such capacity or any such inaction shall not constitute a breach of this Proxy and Agreement.
[Signature pages follow]
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IN WITNESS WHEREOF, the parties have caused this Proxy and Agreement to be duly executed and delivered on the date and year first above written.
COMPANY

U.S. XPRESS ENTERPRISES, INC.

By:	/s/ Eric Fuller
Name:	Eric Fuller
Title:	President and CEO

[Signature Page to Irrevocable Proxy and Agreement]

IN WITNESS WHEREOF, the parties have caused this Proxy and Agreement to be duly executed and delivered on the date and year first above written.
STOCKHOLDERS

MAX L. FULLER

By:	/s/ Max Fuller

[Signature Page to Irrevocable Proxy and Agreement]

IN WITNESS WHEREOF, the parties have caused this Proxy and Agreement to be duly executed and delivered on the date and year first above written.
STOCKHOLDERS

FSBSPE 1, LLC

By:	/s/ Max Fuller
Name:	Max L. Fuller
Title:	Manager

[Signature Page to Irrevocable Proxy and Agreement]

IN WITNESS WHEREOF, the parties have caused this Proxy and Agreement to be duly executed and delivered on the date and year first above written.
STOCKHOLDERS

FSBSPE 2, LLC

By:	/s/ Max Fuller
Name:	Max L. Fuller
Title:	Manager

[Signature Page to Irrevocable Proxy and Agreement]

IN WITNESS WHEREOF, the parties have caused this Proxy and Agreement to be duly executed and delivered on the date and year first above written.
STOCKHOLDERS

FSBSPE 3, LLC

By:	/s/ Max Fuller
Name:	Max L. Fuller
Title:	Manager

[Signature Page to Irrevocable Proxy and Agreement]

IN WITNESS WHEREOF, the parties have caused this Proxy and Agreement to be duly executed and delivered on the date and year first above written.
STOCKHOLDERS

FULLER FAMILY ENTERPRISES, LLC

By:	/s/ Janice Fuller
Name:	Janice B. Fuller
Title:	Managing Member

By:	/s/ Max Fuller
Name:	Max L. Fuller
Title:	Managing Manager

[Signature Page to Irrevocable Proxy and Agreement]

IN WITNESS WHEREOF, the parties have caused this Proxy and Agreement to be duly executed and delivered on the date and year first above written.
STOCKHOLDERS

WILLIAM E. FULLER

By:	/s/ William E. Fuller

[Signature Page to Irrevocable Proxy and Agreement]

IN WITNESS WHEREOF, the parties have caused this Proxy and Agreement to be duly executed and delivered on the date and year first above written.
STOCKHOLDERS

MAX L. FULLER FAMILY LIMITED PARTNERSHIP

By:	/s/ William E. Fuller
Name:	William E. Fuller
Title:	Managing General Partner

[Signature Page to Irrevocable Proxy and Agreement]

IN WITNESS WHEREOF, the parties have caused this Proxy and Agreement to be duly executed and delivered on the date and year first above written.
STOCKHOLDERS

MAX L. FULLER 2008 IRREVOCABLE TRUST FBO WILLIAM E. FULLER

By:	/s/ William E. Fuller
Name:	William E. Fuller
Title:	Trustee

[Signature Page to Irrevocable Proxy and Agreement]

IN WITNESS WHEREOF, the parties have caused this Proxy and Agreement to be duly executed and delivered on the date and year first above written.
PROXY HOLDERS

/s/ John C. Rickel
Name:	John C. Rickel

/s/ Edward Braman
Name:	Edward Braman

/s/ Jon Beizer
Name:	Jon Beizer

/s/ Michael Ducker
Name:	Michael Ducker

/s/ Jennifer G. Buckner
Name:	Jennifer G. Buckner

/s/ Dennis Nash
Name:	Dennis Nash

[Signature Page to Irrevocable Proxy and Agreement]

Back to Schedule 13D/A